As filed with the Securities and Exchange Commission on June 28, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Bridgeline Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-2263942
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10 Sixth Road Woburn, Massachusetts	01801
(Address of Principal Executive Offices)	(Zip Code)

Securities to be Registered Pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-139298

Securities to be Registered Pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description under the heading “Description of Capital Stock” relating to the Registrant’s Common Stock, par value $0.001 per share, in the Prospectus included in the Registrant’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission  (File No. 333-139298) is incorporated herein by reference.

Item 2. Exhibits.

Under the Instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the Nasdaq Capital Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Bridgeline Software, Inc.
By:	/s/ Thomas Massie
Thomas Massie
Chief Executive Officer